Exhibit 1.01 to Form SD

NeoPhotonics Corporation

Conflict Minerals Report

For the reporting period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (this “Report”) of NeoPhotonics Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2015 to December 31, 2015. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture a product and any mineral specified in the Rule is necessary for the functionality or production of such products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries, which include the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products, and the Conflict Minerals are necessary for the functionality or production of those products.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the calendar year 2015.

The Company is a leading provider of optical components, modules and subsystems based on PIC (photonic integrated circuit) technology that enable the delivery of video, voice and data over telecommunications, datacom, and cable TV networks. Our products, which are referred to in this Report collectively as the “Covered Products,” include electro-optical transceivers for telecom and datacom applications, optical semiconductor devices for amplication and modulation of optical signals, semiconductor lasers and laser assemblies for transmission and modulation of optical signals, passive optical devices for optical signal management, MEMS-based optical attenuation devices and optical receivers.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its direct suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products, including sources of Conflict Minerals that are supplied to them by sub-tier suppliers. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best suited to identify the sources of Conflict Minerals, and therefore has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals in its Covered Products. This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled scrap or scrap sources.  In designing its reasonable country of origin inquiry, the Company employed a combination of measures, as described in this Report, to determine whether the Conflict Minerals in its Covered Products originated from the Covered Countries and, to the extent applicable, these measures were the same as the processes and procedures the Company used for its due diligence as described below, including in particular Step 1 and Step 2 below.

In connection with its reasonable country of origin inquiry, the Company has requested information regarding Conflict Minerals in its supply chain from all of the Company’s direct suppliers sourcing materials in the Company’s products, using the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (the “Conflict Minerals Survey”).  During the course of the year, the Company also followed up with those suppliers who had not responded to the Company’s previous requests for completion of the Conflict Minerals Survey and who has previously provided incomplete responses to the Conflict Minerals Survey.

Based on the results of its reasonable country of origin inquiry, the Company has reason to believe that, during the period covered by this Report, certain Conflict Minerals used in its Covered Products may have originated in the Covered Countries and, as a result, the Company was required to conduct due diligence for 2015.  These due diligence efforts are discussed below.

Due Diligence Process

Based on the results of the Company’s reasonable country of origin inquiry, the Company exercised due diligence on the source and chain of custody of the Conflict Minerals in its Covered Products. The Company’s due diligence measures are designed to attempt to ascertain the facilities used to process any Conflict Minerals in our Covered Products, the country of origin of any Conflict Minerals in our Covered Products and the mine(s) or location of origin with the greatest possible specificity.

The Company’s due diligence measures have been designed to conform in all material respects to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).  The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas.

Step 1: Establish Strong Company Management Systems

(i)

Supply Chain Policy for Conflict Minerals.  The Company has adopted a policy relating to Conflict Minerals (the “Conflict Minerals Statement”). The Conflict Minerals Statement states that the Company is committed to working with our global supply chain to ensure compliance with the OECD Guidance and regulations promulgated by the SEC concerning Conflict Minerals. We also note in our statement that our supplier agreements include conflict mineral due diligence and reporting requirements. The Company will make best efforts to ensure that any direct sourcing by the Company of tin, tungsten, tantalum and gold will only be from sources that are DRC conflict-free, as defined in the Rule. If we become aware of instances where Conflict Minerals in our supply chain potentially finance armed groups, as defined in the Rule, we will work with our suppliers to find alternate conflict-free sources. Our Conflict Minerals Statement is publicly available in the section on Social Responsibility under Corporate Citizenship on the Company’s website at www.neophotonics.com.

(ii)

Management Support.  To enable compliance with the SEC’s regulations concerning Conflict Minerals, the Company has developed a process that is aligned with its Conflict Minerals Statement, and is documented in the Company’s controlled procedure entitled “Conflict Materials Management and Control Procedure.” The Company initiated a program to address the SEC’s conflict minerals requirements in early 2013.  This program is managed by a team of subject matter experts from relevant functions within the Company, including Supply Chain Management, Supplier Quality Engineering, Quality Systems, Research and Development, Product Application Engineering and Customer Service (the “Conflict Minerals Compliance Team”) and is led by our Vice President of Global Product Engineering & Quality Assurance. This global activity is overseen by our Conflict Minerals Free Management Committee composed of our Vice President of Global Product Engineering & Quality Assurance as well as our General Counsel and Director of Global Supply Chain Management.

(iii)

Controls and Transparency.  To establish a system of controls and transparency over the conflict minerals supply chain, the Company incorporated into its due diligence procedures a requirement for suppliers to provide information regarding the smelters and refiners in the supply chain using the Conflict Minerals Survey.  The Conflict Minerals Survey is designed by CFSI, a recognized industry coalition that focuses on addressing conflict minerals in the supply chain.  The Conflict Minerals Survey requires suppliers to provide information concerning the usage and source of Conflict Minerals in their components, parts and products, as well as information concerning their related compliance efforts.  The Company elected to use the Conflict Minerals Survey because it is a commonly used reported template used in numerous industries, thereby easing the potential for confusion or misunderstanding by the Company’s suppliers.

(iv)

Engagement with Suppliers.  As the Company does not have a direct relationship with conflict mineral smelters and refiners, the Company relies on its suppliers to provide up-to-date and accurate smelter and refiner sourcing information.  The Company’s adoption and utilization of the industry standard CFSI templates, tools and auditing program aided us in establishing consistency and transparency throughout the Company’s supply chain.  In addition, the Company has communicated its requirements to suppliers that the products they supply to the Company be compliant with its Conflict Minerals Statement.

(v)

Grievance Mechanism.  The Company accepts the reporting of known or suspected false information or other grievances concerns its Conflict Minerals programs and practices through its ethics hotline.  Information about how to access the ethics hotline is available in the Company’s Code of Business Conduct available in the Investors section of the Company’s website at www.neophotonics.com.

Step 2:  Identify and Assess Risk in the Supply Chain

As described above, the requests for information regarding Conflict Minerals in the Company’s products were sent to all of the Company’s direct suppliers sourcing materials in the Company’s products, using the Conflict Minerals Survey.  Members of the Conflict Minerals Compliance Team collected and reviewed supplier responses to the Conflict Minerals Survey to identify incomplete, inaccurate or inconsistent responses, and consolidated this information in a central database.  The Company followed up with those suppliers that failed to respond to the Conflict Minerals Survey or that submitted incomplete responses or responses that contained inaccuracies or inconsistencies or were otherwise determined not to be suitable.  The Company also  continues to work with those suppliers who have not yet provided responses or have provided incomplete responses.

To the extent that a completed response identified a smelter or refiner, the Company reviewed this information against the list of conflict free and “active” smelters and refiners and country of origin information published by the CFSI’s Conflict Free Smelter Program as well as the list of known conflict mineral processing facilities published by the U.S. Department of Commerce.  The Company also attempted to ascertain whether the smelter or refiner information provided was specific to the products supplied to the Company to determine whether the identified smelters are in the Company’s supply chain.

Step 3:  Design and Implement a Strategy to Respond to Identified Risks

The Conflict Minerals Compliance Team reported the findings of its compliance efforts in respect of 2015 to the Conflict Minerals Free Management Committee who will report on an annual basis to the Board of Directors.

Pursuant to our Conflict Minerals Statement, if the Company becomes aware of instances where Conflict Minerals in our supply chain potentially finance armed groups, as defined in the Rule, we will work with our suppliers to find alternate conflict-free sources.

Further, to mitigate the risk that Conflict Minerals in our supply chain potentially finance armed groups, we intend to engage in the additional measures discussed under “Risk Mitigation Efforts” below.

Step 4: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Because the Company does not source Conflict Minerals directly from smelters or refiners, we rely on third parties, including the CFSI, to coordinate and conduct third party audits of these facilities.  The Company utilizes the published results of these third-party audits to determine whether a specified smelter or refiner processes Conflict Minerals that directly or indirectly finance or benefit armed groups.

Step 5: Report on Supply Chain Due Diligence

The Company has filed a Form SD and this Conflict Minerals Report with the SEC and has made the Conflict Minerals Report available in the section on Social Responsibility under Corporate Citizenship on the Company’s website at www.neophotonics.com.

Identified Smelters and Refiners

In connection with the our reasonable country of origin inquiry or due diligence, as applicable, the Company’s suppliers identified to us the smelters and refiners listed on Annex A as having processed the necessary Conflict Minerals contained in the Covered Products.  Due to the Company’s position in the supply chain, the Company relies on its suppliers for accurate smelter and refiner information.  The Company’s due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary Conflict Minerals contained in the Covered Products.

As indicated in the table in Annex A, the Company has gathered the names of 277 smelters and refiners identified by its direct suppliers in the Conflict Minerals Survey. Among them, 207 are on CFSI’s list of “Compliant” smelters and refiners and 25 are included on CFSI’s list of “Active” smelters and refiners.  See Annex A for definitions of Compliant and Active.

Country of Origin Information and Efforts to Determine Mine Location

The identified countries of origin of the Conflict Minerals processed by the compliant smelters and refiners listed in Annex A may have included the countries in the categories listed below. The listed countries of origin are derived from information made available by the CFSI. Except for the DRC, the CFSI does not indicate individual countries of origin of the Conflict Minerals processed by compliant smelters and refiners. Instead, the CFSI indicates country of origin by category.

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export of materials containing Conflict Minerals out of these regions: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Côte D'Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing Conflict Minerals: Kenya, Mozambique and South Africa.

L3 – The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

DRC – The Democratic Republic of the Congo.

Alternatively, or in addition, some of the compliant smelters and refiners did source or may have sourced from recycled or scrap sources.

Because the CFSI generally does not indicate individual countries of origin of the Conflict Minerals processed by compliant smelters and refiners, we are not able to determine the countries of origin of the Conflict Minerals processed by the listed compliant smelters and refiners with greater specificity. In addition, for some of the listed compliant smelters and refiners, origin information may not be disclosed by the CFSI.  We did not determine the countries of origin of the Conflict Minerals processed by other smelters and refiners listed on Annex A.

Risk Mitigation Efforts

In the next compliance period, the Company will take the following steps to improve its due diligence and mitigate any risk that the Conflict Minerals in the Covered Products could benefit armed groups in the Covered Countries:

•Continue to follow up with suppliers who have not responded or have submitted incomplete responses to the Conflict Minerals Survey, clarify any issues and encourage responses;

•Continue to encourage suppliers that provided company level information in their prior responses to the Conflict Minerals Survey to provide product level information through ongoing outreach with these suppliers.

•Continue to encourage our suppliers to implement responsible sourcing of Conflict Minerals; and

•Continue to encourage our suppliers to require the smelters and refiners in their supply chain to obtain conflict-free designations from an independent, third party auditor.

Annex A

Smelter and Refiner Information

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Gold	Advanced Chemical Company	CFSP Active Smelter
Gold	Aida Chemical Industries Co., Ltd.	CFSP Compliant Smelter
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CFSP Compliant Smelter
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CFSP Active Smelter
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CFSP Compliant Smelter
Gold	Argor-Heraeus S.A.	CFSP Compliant Smelter
Gold	Asahi Pretec Corp.	CFSP Compliant Smelter
Gold	Asaka Riken Co., Ltd.	CFSP Compliant Smelter
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSP Standard Smelter List
Gold	Aurubis AG	CFSP Compliant Smelter
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CFSP Compliant Smelter
Gold	Boliden AB	CFSP Compliant Smelter
Gold	C. Hafner GmbH + Co. KG	CFSP Compliant Smelter
Gold	Caridad	CFSP Standard Smelter List
Gold	CCR Refinery - Glencore Canada Corporation	CFSP Compliant Smelter
Gold	Cendres + Métaux S.A.	CFSP Active Smelter
Gold	Yunnan Copper Industry Co., Ltd.	CFSP Standard Smelter List
Gold	Chimet S.p.A.	CFSP Compliant Smelter
Gold	Chugai Mining	CFSP Standard Smelter List
Gold	Daejin Indus Co., Ltd.	CFSP Active Smelter
Gold	DSC (Do Sung Corporation)	CFSP Active Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Gold	DODUCO GmbH	CFSP Compliant Smelter
Gold	Daye Non-Ferrous Metals Mining Ltd.	CFSP Standard Smelter List
Gold	Dowa	CFSP Compliant Smelter
Gold	Eco-System Recycling Co., Ltd.	CFSP Compliant Smelter
Gold	OJSC Novosibirsk Refinery	CFSP Compliant Smelter
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CFSP Standard Smelter List
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CFSP Standard Smelter List
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CFSP Standard Smelter List
Gold	Heimerle + Meule GmbH	CFSP Compliant Smelter
Gold	Heraeus Ltd. Hong Kong	CFSP Compliant Smelter
Gold	Heraeus Precious Metals GmbH & Co. KG	CFSP Compliant Smelter
Gold	Hunan Chenzhou Mining Co., Ltd.	CFSP Standard Smelter List
Gold	Hwasung CJ Co., Ltd.	CFSP Standard Smelter List
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CFSP Compliant Smelter
Gold	Ishifuku Metal Industry Co., Ltd.	CFSP Compliant Smelter
Gold	Istanbul Gold Refinery	CFSP Compliant Smelter
Gold	Japan Mint	CFSP Compliant Smelter
Gold	Jiangxi Copper Co., Ltd.	CFSP Compliant Smelter
Gold	Asahi Refining USA Inc.	CFSP Compliant Smelter
Gold	Asahi Refining Canada Ltd.	CFSP Compliant Smelter
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSP Compliant Smelter
Gold	JSC Uralelectromed	CFSP Compliant Smelter
Gold	JX Nippon Mining & Metals Co., Ltd.	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Gold	Kazakhmys Smelting LLC	CFSP Standard Smelter List
Gold	Kazzinc	CFSP Compliant Smelter
Gold	Kennecott Utah Copper LLC	CFSP Compliant Smelter
Gold	Kojima Chemicals Co., Ltd.	CFSP Compliant Smelter
Gold	Korea Metal Co., Ltd.	CFSP Standard Smelter List
Gold	Kyrgyzaltyn JSC	CFSP Standard Smelter List
Gold	L'azurde Company For Jewelry	CFSP Standard Smelter List
Gold	Lingbao Gold Co., Ltd.	CFSP Standard Smelter List
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CFSP Standard Smelter List
Gold	LS-NIKKO Copper Inc.	CFSP Compliant Smelter
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CFSP Standard Smelter List
Gold	Materion	CFSP Compliant Smelter
Gold	Matsuda Sangyo Co., Ltd.	CFSP Compliant Smelter
Gold	Metalor Technologies (Suzhou) Ltd.	CFSP Active Smelter
Gold	Metalor Technologies (Hong Kong) Ltd.	CFSP Compliant Smelter
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CFSP Compliant Smelter
Gold	Metalor Technologies S.A.	CFSP Compliant Smelter
Gold	Metalor USA Refining Corporation	CFSP Compliant Smelter
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CFSP Compliant Smelter
Gold	Mitsubishi Materials Corporation	CFSP Compliant Smelter
Gold	Mitsui Mining and Smelting Co., Ltd.	CFSP Compliant Smelter
Gold	Moscow Special Alloys Processing Plant	CFSP Compliant Smelter
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Gold	Navoi Mining and Metallurgical Combinat	CFSP Active Smelter
Gold	Nihon Material Co., Ltd.	CFSP Compliant Smelter
Gold	Elemetal Refining, LLC	CFSP Compliant Smelter
Gold	Ohura Precious Metal Industry Co., Ltd.	CFSP Compliant Smelter
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CFSP Compliant Smelter
Gold	PAMP S.A.	CFSP Compliant Smelter
Gold	Penglai Penggang Gold Industry Co., Ltd.	CFSP Standard Smelter List
Gold	Prioksky Plant of Non-Ferrous Metals	CFSP Compliant Smelter
Gold	PT Aneka Tambang (Persero) Tbk	CFSP Compliant Smelter
Gold	PX Précinox S.A.	CFSP Compliant Smelter
Gold	Rand Refinery (Pty) Ltd.	CFSP Compliant Smelter
Gold	Royal Canadian Mint	CFSP Compliant Smelter
Gold	Sabin Metal Corp.	CFSP Standard Smelter List
Gold	Samduck Precious Metals	CFSP Active Smelter
Gold	SAMWON Metals Corp.	CFSP Standard Smelter List
Gold	Schone Edelmetaal B.V.	CFSP Compliant Smelter
Gold	SEMPSA Joyería Platería S.A.	CFSP Compliant Smelter
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CFSP Standard Smelter List
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CFSP Compliant Smelter
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CFSP Compliant Smelter
Gold	So Accurate Group, Inc.	CFSP Standard Smelter List
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CFSP Compliant Smelter
Gold	Solar Applied Materials Technology Corp.	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Gold	Sumitomo Metal Mining Co., Ltd.	CFSP Compliant Smelter
Gold	Tanaka Kikinzoku Kogyo K.K.	CFSP Compliant Smelter
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CFSP Standard Smelter List
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CFSP Compliant Smelter
Gold	Tokuriki Honten Co., Ltd.	CFSP Compliant Smelter
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CFSP Standard Smelter List
Gold	Torecom	CFSP Active Smelter
Gold	Umicore Brasil Ltda.	CFSP Compliant Smelter
Gold	Umicore S.A. Business Unit Precious Metals Refining	CFSP Compliant Smelter
Gold	United Precious Metal Refining, Inc.	CFSP Compliant Smelter
Gold	Valcambi S.A.	CFSP Compliant Smelter
Gold	Western Australian Mint trading as The Perth Mint	CFSP Compliant Smelter
Gold	Yamamoto Precious Metal Co., Ltd.	CFSP Compliant Smelter
Gold	Yokohama Metal Co., Ltd.	CFSP Compliant Smelter
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSP Compliant Smelter
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CFSP Compliant Smelter
Gold	Morris and Watson	CFSP Standard Smelter List
Gold	Guangdong Jinding Gold Limited	CFSP Standard Smelter List
Gold	Umicore Precious Metals Thailand	CFSP Compliant Smelter
Gold	Faggi Enrico S.p.A.	CFSP Active Smelter
Gold	Geib Refining Corporation	CFSP Active Smelter
Gold	MMTC-PAMP India Pvt., Ltd.	CFSP Compliant Smelter
Gold	Republic Metals Corporation	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Gold	Singway Technology Co., Ltd.	CFSP Compliant Smelter
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CFSP Compliant Smelter
Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP Compliant Smelter
Tantalum	Duoluoshan	CFSP Compliant Smelter
Tantalum	Exotech Inc.	CFSP Compliant Smelter
Tantalum	F&X Electro-Materials Ltd.	CFSP Compliant Smelter
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP Compliant Smelter
Tantalum	Hi-Temp Specialty Metals, Inc.	CFSP Compliant Smelter
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP Compliant Smelter
Tantalum	Jiujiang Tanbre Co., Ltd.	CFSP Compliant Smelter
Tantalum	King-Tan Tantalum Industry Ltd.	CFSP Compliant Smelter
Tantalum	LSM Brasil S.A.	CFSP Compliant Smelter
Tantalum	Metallurgical Products India Pvt., Ltd.	CFSP Compliant Smelter
Tantalum	Mineração Taboca S.A.	CFSP Compliant Smelter
Tantalum	Mitsui Mining & Smelting	CFSP Compliant Smelter
Tantalum	Molycorp Silmet A.S.	CFSP Compliant Smelter
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP Compliant Smelter
Tantalum	QuantumClean	CFSP Compliant Smelter
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CFSP Compliant Smelter
Tantalum	Solikamsk Magnesium Works OAO	CFSP Compliant Smelter
Tantalum	Taki Chemicals	CFSP Compliant Smelter
Tantalum	Telex Metals	CFSP Compliant Smelter
Tantalum	Ulba Metallurgical Plant JSC	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Tantalum	Zhuzhou Cemented Carbide	CFSP Compliant Smelter
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CFSP Compliant Smelter
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP Compliant Smelter
Tantalum	D Block Metals, LLC	CFSP Compliant Smelter
Tantalum	FIR Metals & Resource Ltd.	CFSP Compliant Smelter
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CFSP Compliant Smelter
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CFSP Compliant Smelter
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CFSP Compliant Smelter
Tantalum	KEMET Blue Metals	CFSP Compliant Smelter
Tantalum	Plansee SE Liezen	CFSP Compliant Smelter
Tantalum	H.C. Starck Co., Ltd.	CFSP Compliant Smelter
Tantalum	H.C. Starck GmbH Goslar	CFSP Compliant Smelter
Tantalum	H.C. Starck GmbH Laufenburg	CFSP Compliant Smelter
Tantalum	H.C. Starck Hermsdorf GmbH	CFSP Compliant Smelter
Tantalum	H.C. Starck Inc.	CFSP Compliant Smelter
Tantalum	H.C. Starck Ltd.	CFSP Compliant Smelter
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CFSP Compliant Smelter
Tantalum	Plansee SE Reutte	CFSP Compliant Smelter
Tantalum	Global Advanced Metals Boyertown	CFSP Compliant Smelter
Tantalum	Global Advanced Metals Aizu	CFSP Compliant Smelter
Tantalum	KEMET Blue Powder	CFSP Compliant Smelter
Tantalum	Jiangxi Tuohong New Raw Material	CFSP Compliant Smelter
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CFSP Standard Smelter List
Tin	Alpha	CFSP Compliant Smelter
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CFSP Compliant Smelter
Tin	CV Gita Pesona	CFSP Compliant Smelter
Tin	PT Justindo	CFSP Compliant Smelter
Tin	PT Aries Kencana Sejahtera	CFSP Compliant Smelter
Tin	CV Serumpun Sebalai	CFSP Compliant Smelter
Tin	CV United Smelting	CFSP Compliant Smelter
Tin	Dowa	CFSP Compliant Smelter
Tin	EM Vinto	CFSP Compliant Smelter
Tin	Estanho de Rondônia S.A.	CFSP Standard Smelter List
Tin	Feinhütte Halsbrücke GmbH	CFSP Standard Smelter List
Tin	Fenix Metals	CFSP Compliant Smelter
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP Compliant Smelter
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CFSP Standard Smelter List
Tin	Huichang Jinshunda Tin Co., Ltd.	CFSP Standard Smelter List
Tin	Gejiu Kai Meng Industry and Trade LLC	CFSP Active Smelter
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CFSP Standard Smelter List
Tin	China Tin Group Co., Ltd.	CFSP Compliant Smelter
Tin	Malaysia Smelting Corporation (MSC)	CFSP Compliant Smelter
Tin	Metallic Resources, Inc.	CFSP Compliant Smelter
Tin	Mineração Taboca S.A.	CFSP Compliant Smelter
Tin	Minsur	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Tin	Mitsubishi Materials Corporation	CFSP Compliant Smelter
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CFSP Standard Smelter List
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CFSP Compliant Smelter
Tin	Operaciones Metalurgical S.A.	CFSP Compliant Smelter
Tin	PT Alam Lestari Kencana	CFSP Standard Smelter List
Tin	PT Artha Cipta Langgeng	CFSP Compliant Smelter
Tin	PT Babel Inti Perkasa	CFSP Compliant Smelter
Tin	PT Bangka Kudai Tin	CFSP Standard Smelter List
Tin	PT Bangka Timah Utama Sejahtera	CFSP Standard Smelter List
Tin	PT Bangka Tin Industry	CFSP Compliant Smelter
Tin	PT Belitung Industri Sejahtera	CFSP Compliant Smelter
Tin	PT BilliTin Makmur Lestari	CFSP Compliant Smelter
Tin	PT Bukit Timah	CFSP Compliant Smelter
Tin	PT DS Jaya Abadi	CFSP Compliant Smelter
Tin	PT Eunindo Usaha Mandiri	CFSP Compliant Smelter
Tin	PT Fang Di MulTindo	CFSP Standard Smelter List
Tin	PT Karimun Mining	CFSP Active Smelter
Tin	PT Mitra Stania Prima	CFSP Compliant Smelter
Tin	PT Panca Mega Persada	CFSP Compliant Smelter
Tin	PT Prima Timah Utama	CFSP Compliant Smelter
Tin	PT Refined Bangka Tin	CFSP Compliant Smelter
Tin	PT Sariwiguna Binasentosa	CFSP Compliant Smelter
Tin	PT Seirama Tin Investment	CFSP Standard Smelter List

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Tin	PT Stanindo Inti Perkasa	CFSP Compliant Smelter
Tin	PT Sumber Jaya Indah	CFSP Compliant Smelter
Tin	PT Timah (Persero) Tbk Kundur	CFSP Compliant Smelter
Tin	PT Timah (Persero) Tbk Mentok	CFSP Compliant Smelter
Tin	PT Pelat Timah Nusantara Tbk	CFSP Standard Smelter List
Tin	PT Tinindo Inter Nusa	CFSP Compliant Smelter
Tin	PT Tommy Utama	CFSP Compliant Smelter
Tin	Rui Da Hung	CFSP Compliant Smelter
Tin	Soft Metais Ltda.	CFSP Compliant Smelter
Tin	Thaisarco	CFSP Compliant Smelter
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CFSP Active Smelter
Tin	VQB Mineral and Trading Group JSC	CFSP Compliant Smelter
Tin	White Solder Metalurgia e Mineração Ltda.	CFSP Compliant Smelter
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CFSP Active Smelter
Tin	Yunnan Tin Company Limited	CFSP Compliant Smelter
Tin	CV Venus Inti Perkasa	CFSP Compliant Smelter
Tin	Magnu's Minerais Metais e Ligas Ltda.	CFSP Compliant Smelter
Tin	PT Tirus Putra Mandiri	CFSP Standard Smelter List
Tin	PT Wahana Perkit Jaya	CFSP Compliant Smelter
Tin	Melt Metais e Ligas S.A.	CFSP Compliant Smelter
Tin	PT ATD Makmur Mandiri Jaya	CFSP Compliant Smelter
Tin	Phoenix Metal Ltd.	CFSP Active Smelter
Tin	O.M. Manufacturing Philippines, Inc.	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Tin	PT Inti Stania Prima	CFSP Compliant Smelter
Tin	CV Ayi Jaya	CFSP Compliant Smelter
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CFSP Active Smelter
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CFSP Active Smelter
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CFSP Active Smelter
Tin	PT Cipta Persada Mulia	CFSP Compliant Smelter
Tin	An Vinh Joint Stock Mineral Processing Company	CFSP Active Smelter
Tin	Resind Indústria e Comércio Ltda.	CFSP Compliant Smelter
Tin	Metallo-Chimique N.V.	CFSP Compliant Smelter
Tin	Elmet S.L.U.	CFSP Compliant Smelter
Tin	PT Bangka Prima Tin	CFSP Compliant Smelter
Tungsten	A.L.M.T. TUNGSTEN Corp.	CFSP Compliant Smelter
Tungsten	Kennametal Huntsville	CFSP Compliant Smelter
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CFSP Compliant Smelter
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP Compliant Smelter
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CFSP Standard Smelter List
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSP Compliant Smelter
Tungsten	Global Tungsten & Powders Corp.	CFSP Compliant Smelter
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CFSP Compliant Smelter
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP Compliant Smelter
Tungsten	Japan New Metals Co., Ltd.	CFSP Compliant Smelter
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CFSP Standard Smelter List
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Tungsten	Kennametal Fallon	CFSP Active Smelter
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CFSP Compliant Smelter
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSP Compliant Smelter
Tungsten	Wolfram Bergbau und Hütten AG	CFSP Compliant Smelter
Tungsten	Xiamen Tungsten Co., Ltd.	CFSP Compliant Smelter
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSP Compliant Smelter
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CFSP Standard Smelter List
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP Compliant Smelter
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CFSP Active Smelter
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CFSP Active Smelter
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CFSP Active Smelter
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CFSP Compliant Smelter
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP Compliant Smelter
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP Compliant Smelter
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CFSP Compliant Smelter
Tungsten	Asia Tungsten Products Vietnam Ltd.	CFSP Compliant Smelter
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP Compliant Smelter
Tungsten	Ganxian Shirui New Material Co., Ltd.	CFSP Standard Smelter List
Tungsten	Pobedit, JSC	CFSP Standard Smelter List
Tungsten	H.C. Starck GmbH	CFSP Compliant Smelter
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CFSP Compliant Smelter
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSP Compliant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status *
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CFSP Active Smelter
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CFSP Compliant Smelter
Tungsten	Niagara Refining LLC	CFSP Compliant Smelter
Tungsten	Hydrometallurg, JSC	CFSP Compliant Smelter

*The information in this column is based on smelter or refiner information made publicly available by CFSI as of May 20, 2016.  The terms used have the following meanings:

•“CFSP Compliant Smelter” means that a smelter or refiner participates in and has been listed as “compliant” by the Conflict-Free Smelter Program (“CFSP”) or is listed as “Re-audit in process” by the CFSI.

•“CFSP Active Smelter” is a CFSI designation that means that the smelter or refiner is listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or is participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewellry Program Chain-of-Custody Certification.

•“CFSP Standard Smelter List ” means that the smelter or refiner is listed on the CFSI Standard Smelter Names tab of the Conflict Minerals Survey but is not listed as “Compliant” or “Active.”